                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2000

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               Initial Depositor
             (Exact name of registrant as specified in its charter)

                           Internet HOLDRS(SM) Trust
                     (Issuer with respect to the receipts)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   333-78575
                           (Commission File Number)

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
             (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)







                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.
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Item 5.  Other Events

          On January 10, 2000, America Online, Inc. and Time Warner Inc. entered into a merger agreement to form the combined company AOL Time Warner Inc. This transaction is subject to regulatory approval and customary closing conditions.

          On May 16, 2000, Lycos, Inc. and Terra Networks S.A. entered into a merger agreement to form the combined company Terra Lycos, Inc. This transaction is subject to regulatory approval and customary closing conditions.

          On February 29, 2000, CNET, Inc. changed its name to CNET Networks,
Inc.

          On February 4, 2000, EarthLink Network, Inc. and MindSpring Enterprises, Inc. merged to form the combined company EarthLink, Inc. As a result, the share amount of EarthLink, Inc. represented by a round-lot of 100 Internet HOLDRS is now 6.23.

          The share amounts set forth in Exhibit 99 below reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               (99) Internet HOLDRS(SM) Trust Prospectus Supplement dated June
                    30, 2000 to Prospectus dated September 22, 1999.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER &
                                     SMITH INCORPORATED



Date:  June 30, 2000          By:   /s/ STEPHEN G. BODURTHA
                                    ----------------------------
                                    Name:   Stephen G. Bodurtha
                                    Title:  Attorney-in-Fact

                                 EXHIBIT INDEX

Number and Description of Exhibit                  Sequential
---------------------------------                  Page Number
                                                   -----------


(99) Internet HOLDRS(SM) Trust Prospectus          Pg. 5
Supplement dated June 30, 2000 to
Prospectus dated September 22, 1999.
















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